UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2010

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

713.626.8525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2010, W&T Offshore, Inc. (the “Company”) issued a press release reporting on financial and operational results for the second quarter 2010 and provided guidance for the third quarter and full year 2010 (the “Earnings Release”). The Company is, in this report, correcting in the Earnings Release the calculation of Adjusted EBITDA for the three and six months ended June 30, 2010 to $90.8 million and $210.7 million, respectively, as a result of a change in the calculation of the adjustment to the royalty relief recoupment. All other information is as previously reported.

This information is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 2.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreements with Named Executive Officers

On August 2, 2010, the Company entered into employment agreements (collectively, the “Employment Agreements”) with each of the following named executive officers: Jamie L. Vazquez, President; John D. Gibbons, Senior Vice President, Chief Financial Officer and Chief Accounting Officer; and Stephen L. Schroeder, Senior Vice President and Chief Operating Officer (collectively, the “Executives”). The material terms of the Employment Agreements are set forth below.

Term

The term of the Employment Agreements is three years, subject to automatic extension for an additional one-year period beginning on the first anniversary from July 20, 2010, the Effective Date, and on each anniversary date thereafter.

Compensation and Benefits

Pursuant to the Employment Agreements, the Executives will continue in their respective positions with the following base annual salaries: Ms. Vazquez, $530,400; Mr. Gibbons, $400,400; and Mr. Schroeder, $340,000. The Executives will participate in W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (the “Incentive Compensation Plan”) as approved from time to time by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) based upon criteria established by the Compensation Committee.

Termination Without Cause or for Good Reason

If an Executive’s employment is terminated by the Company for any reason other than death, incapacitation or Cause (as defined in the Employment Agreements) or by the Executive for Good Reason (as defined in the Employment Agreement), each Executive is entitled to a cash severance payment in the following amount: Ms. Vazquez, three times base salary; Mr. Gibbons, three times base salary; and Mr. Schroeder, two times base salary.

In addition, if an Executive’s employment is terminated by the Executive for Good Reason (as defined in the Employment Agreement) or by the Company for any reason other than death, incapacitation or Cause (as defined in the Employment Agreements), then such Executive is entitled to the health benefits for the following period of time after such Executive’s termination: Ms. Vazquez, one year; Mr. Gibbons, one year; and Mr. Schroeder, six months.

Restrictive Covenants

Each Executive has agreed not to provide during the Non-Compete Term (as defined in the Employment Agreements) the same services that such Executive provides to the Company in any market area in which the Company has conducted oil and gas exploration and production activities during the last two years of the Employment Term (as defined in the Employment Agreements) or solicit or hire Company employees during the Non-Compete Term. The Non-Compete Term for each Executive is as follows: Ms. Vazquez, one year; Mr. Gibbons, one year; and Mr. Schroeder, six months.

Other

Mr. Gibbons’ Employment Agreement provides for reimbursement for dues to Lakeside Country Club.

A form of the Employment Agreements is filed as Exhibit 10.1 and is incorporated herein by reference.

2010 Annual Incentive Awards

On August 2, 2010, the Company approved the grant of the Executive Annual Incentive Award Agreements for Fiscal Year 2010 (the “Bonus Awards”), which are annual bonus awards granted pursuant to the Incentive Compensation Plan. The Company issued the Bonus Awards to the Executives and Tracy W. Krohn on August 3, 2010. These Bonus Awards are granted to certain employees, including the Executives and Tracy W. Krohn, as recognition of their continued and dedicated service to the Company, and for achieving and/or exceeding certain Company growth targets and other performance objectives.

Target Amounts

The Bonus Awards are cash awards that target a pre-established percentage of the employee’s base salary (“Target”). For the 2010 fiscal year, each of the following executive officers named below was granted Bonus Awards based on the following percentage of such employee’s base salary:

Named Executive Officer and Position	Percentage of Base Salary
Tracy W. Krohn - Chairman and Chief Executive Officer	100%

Jamie L. Vazquez - President	90%

John D. Gibbons - Senior Vice President, Chief Financial Officer and Chief Accounting Officer	90%

Stephen L. Schroeder - Senior Vice President and Chief Operating Officer	70%

The Bonus Awards are intended to reward the attainment of performance targets and to provide for an increased reward when these performance targets are substantially exceeded. In the event that performance targets are not achieved at critical threshold levels, no Bonus Awards will be paid out. Payouts of Bonus Awards will be determined based on the following chart:

Performance Level	Percentage of Bonus Award Paid (% of Target)
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	0%

Performance Criteria

The performance objectives for the Bonus Awards are comprised of two equal 50% portions: (1) the “Business Criteria” and (2) the “Company and Individual Performance Criteria.” When the achievement of a performance level above the threshold performance level falls between performance levels, the percentage of Target will be calculated using straight-line interpolation.

The Business Criteria for the Bonus Awards are as follows:

Target Business Criteria	Weighting with respect to Bonus Award
Production Growth	15%
Reserve Growth	15%
F&D Costs	10%
LOE and G&A	10%

The threshold, target and maximum levels for the “Production Growth” calculation will be based upon increases in production on a Mcfe basis between the Company’s 2009 fiscal year and the 2010 fiscal year. The threshold, target and maximum levels for the “Reserve Growth” calculation will be based upon additions/revisions to reserves on a Mcfe basis in the 2010 fiscal year in excess of fiscal 2009 production. The Company’s “F&D Costs” are defined as total capital dollars spent in the 2010 fiscal year plus certain adjustments to ARO, divided by proved reserves added during the 2010 fiscal year, on a per Mcfe basis. The threshold, target and maximum levels for the F&D Costs calculation for the 2010 fiscal year must be at or below the Company’s depreciation, depletion, amortization and accretion (“DD&A”) per Mcfe for the 2009 fiscal year. The threshold, target and maximum levels for the LOE (Lease Operating Expenses) and G&A (General and Administrative costs) calculation will be based upon a per Mcfe comparison and limit increases of such costs between the 2009 fiscal year and the 2010 fiscal year. “Mcfe” is defined as one thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one barrel of crude oil or other liquid hydrocarbons.

The Company and Individual Performance Criteria for the Bonus Awards are as follows:

Target Criteria	Weighting with respect to Bonus Award
2010 Net Earnings Per Share (undiluted)	40%
Individual Performance	10%

The threshold, target and maximum levels for the 2010 Net Earnings Per Share calculation all require positive earnings per share. The threshold, target and maximum levels for the Individual Performance calculation requires the employee to meet, exceed or far exceed expectations.

Restrictions to Payment of Bonus Awards

All performance criteria must be certified by the Compensation Committee at the end of the 2010 fiscal year prior to any payout of a Bonus Award. Unless otherwise provided for in an individual agreement between the employee and the Company, in the event that an employee incurs a termination of employment due to death or a Disability (defined generally as a physical or mental impairment of sufficient severity that, in the opinion of the Company, (1) the employee is unable to continue performing the duties assigned to them, or (2) the employee’s condition entitles them to disability benefits under any insurance or employee benefit plan of the Company), the Compensation Committee has the discretion to pay to the employee or his estate, as applicable, a pro-rata portion of the Bonus Award based upon the number of days of employment service was provided to the Company during the 2010 fiscal year. Unless otherwise provided for in an individual agreement between the employee and the Company, in the event the employee incurs a termination of employment for any other reason, the Bonus Award is forfeited without payment.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Employment Agreement for Jamie L. Vazquez, John D. Gibbons and Stephen L. Schroeder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: August 6, 2010	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Employment Agreement for Jamie L. Vazquez, John D. Gibbons and Stephen L. Schroeder.